UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2015

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-05805	13-2624428
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 23, 2015, JPMorgan Chase & Co. closed a public offering of $2,500,000,000 aggregate principal amount of its 2.250% Notes due 2020 and $2,500,000,000 aggregate principal amount of its 3.125% Notes due 2025 (together, the “Fixed Rate Notes”) and a public offering of $1,150,000,000 aggregate principal amount of its Floating Rate Notes due 2020 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-191692). In connection with these offerings, the legal opinion as to the legality of the Fixed Rate Notes is being filed as Exhibit 5.1 to this report and the legal opinion as to the legality of the Floating Rate Notes is being filed as Exhibit 5.2 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the $2,500,000,000 aggregate principal amount of 2.250% Notes due 2020 and the $2,500,000,000 aggregate principal amount of 3.125% Notes due 2025

5.2	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the $1,150,000,000 aggregate principal amount of Floating Rate Notes due 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)

By:	/s/ Anthony J. Horan
Name: Anthony J. Horan
Title: Corporate Secretary

Dated: January 23, 2015

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the $2,500,000,000 aggregate principal amount of 2.250% Notes due 2020 and the $2,500,000,000 aggregate principal amount of 3.125% Notes due 2025

5.2	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the $1,150,000,000 aggregate principal amount of Floating Rate Notes due 2020